EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to the incorporation by reference in the registration statements of Lightwave Logic, Inc. on:

•	Form S-8 (No. 333-273055)
•	Form S-8 (No. 333-234737)
•	Form S-8 (No. 333-213541)
•	Form S-8 (No. 333-189943)
•	Form S-8 (No. 333-198916)
•	Form S-3 (No. 333-281059)

of our reports dated March 18, 2025, relating to the financial statements of Lightwave Logic, Inc. as of and for the year ended December 31, 2024.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

March 18, 2025